UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2015 (September 15, 2015)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 14, 2014, we filed with the American Arbitration Association a request for arbitration with Mylan Inc., Mylan Institutional LLC, Mylan Pharma Group Limited, and Mylan Teoranta (collectively, “Mylan”). In the arbitration, we asserted claims against Mylan in connection with our Alliance Agreement dated January 15, 2002, and our Manufacturing and Supply Agreement as amended April 25, 2011, which require that Mylan and its affiliates manufacture and supply acetylcysteine drug product, including Acetadote®, exclusively for us until April 2016.

On September 14, 2015, the arbitrator issued a final award in our favor, enjoining Mylan Pharma Group Limited and Mylan Teoranta, together with all their affiliates, from selling, delivering, or giving away any acetylcysteine injectable drug product to another entity or person until April 30, 2018. The award notes that as the prevailing party, we are entitled to reimbursement of our attorney’s fees and related costs associated with the arbitration.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

September 15, 2015	By: Rick S. Greene

Name: Rick S. Greene
Title: Chief Financial Officer